Exhibit 21.1

JBS S.A. - Subsidiaries

	Company	Jurisdiction of Incorporation or Organization
1.	40 North Foods, Inc.	Delaware, United States
2.	Adams Pork Products Limited	United Kingdom
3.	Albert Van Zoonen B.V.	The Netherlands
4.	Alvey do Brazil Comercio de Maquinas de Automação Ltda.	Brazil
5.	Andrews Meat Industries Pty. Ltd.	Australia
6.	Arkose Investments ULC	Ireland
7.	Attleborough Foods Ltd.	United Kingdom
8.	Australian Consolidated Food Holdings Pty. Ltd.	Australia
9.	Australian Consolidated Food Investments Pty. Ltd.	Australia
10.	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil
11.	Avicola Pilgrim's Pride de Mexico S.A de C.V.	Mexico
12.	Bakewell Foods Ltd	United Kingdom
13.	Baumhardt Com. e Part. Ltda.	Brazil
14.	Baybrick LandCo Pty. Ltd.	Australia
15.	Baybrick Pty. Ltd.	Australia
16.	Belvoir Foods Limited	United Kingdom
17.	Biotech Foods, S.L.	Spain
18.	Birla Società Agricola Srl	Italy
19.	Cattle Production Systems, Inc.	Delaware, United States
20.	Climert Investments S.A	Uruguay
21.	Combo México Holdings, S. de R.L de C.V.	Mexico
22.	Combo Productora, S. de R.L de C.V	Mexico
23.	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico
24.	Conceria Priante S.p.A	Italy
25.	Condesa Norte Indústria e Comércio Ltda.	Brazil

26.	Consumer Foods Van Sales (Ireland) Ltd.	Ireland
27.	Consumer Foods Van Sales Ltd.	Ireland
28.	Cordine Pty. Ltd.	Australia
29.	D Blowers Limited	United Kingdom
30.	Dalehead Foods Limited	United Kingdom
31.	Denver Processing, LLC	Tennessee, United States
32.	Diamond Valley Pork Pty Ltd	Australia
33.	Dungannon Proteins Limited	United Kingdom
34.	Easey Herds Limited	United Kingdom
35.	Easey Holdings Limited	United Kingdom
36.	Easey Pigs Limited	United Kingdom
37.	Easey Veterinary Services Limited	United Kingdom
38.	Empire Management Company, LLC	Tennessee, United States
39.	Empire Packing Company, LLC	Tennessee, United States
40.	Excelsior Alimentos S.A.	Brazil
41.	Fampat S.A. de C.V.	Mexico
42.	Flora Green Pty. Ltd.	Australia
43.	FLS Systems NV	Belgium
44.	Food Processors Water Cooperative, Inc.	Virginia, United States
45.	Food Ventures North America Canada, Inc.	Canada
46.	Food Ventures North America, Inc	Delaware, United States
47.	Galina Pesada S.A.P.I. de C.V	Mexico
48.	Geo Adams & Sons (Farms) Limited	United Kingdom
49.	Geo Adams & Sons Limited	United Kingdom
50.	Gideny S.A.	Uruguay

51.	Gold'n Plump Farms, LLC	California, United States
52.	Gold'n Plump Poultry, LLC	California, United States
53.	Good Country Investments Pty. Ltd.	Australia
54.	Good Country Pty. Ltd.	Australia
55.	Hadgraft Industrial Properties, LLC	Georgia, United States
56.	Hamer International Limited	United Kingdom
57.	Hans Continental Smallgoods Pty. Ltd.	Australia
58.	Harris Mason Processing, LLC	Tennessee, United States
59.	Henco Hogs, LLC	Iowa, United States
60.	High Plains Pork, LLC	Iowa, United States
61.	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong
62.	Hunter Valley Quality Meats Pty. Ltd.	Australia
63.	Huon Aquaculture Company Pty Ltd	Australia
64.	Huon Aquaculture Group Pty Ltd	Australia
65.	Huon Ocean Trout Pty Ltd	Australia
66.	Huon Salmon Pty Ltd	Australia
67.	Huon Seafoods Pty Ltd	Australia
68.	Huon Shellfish Co. Pty Ltd	Australia
69.	Huon Smoked Salmon Pty Ltd	Australia
70.	Huon Smoked Seafoods Pty Ltd	Australia
71.	Huon Tasmanian Salmon Pty Ltd	Australia
72.	Imposete Pty. Ltd.	Australia
73.	Industry Park Pty. Ltd.	Australia
74.	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico
75.	Inmobiliaria Avicola Pilgrim's Pride S. de R.L de C.V	Mexico
76.	International Food Company Seara LLC	United Arab Emirates
77.	International Food Company Seara LLC - Dubai Branch	United Arab Emirates
78.	International Food Packers, LLC	Florida, United States
79.	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg

80.	JBS Aquaculture Pty Ltd	Australia
81.	JBS Asia Co. Ltd.	Hong Kong
82.	JBS Asia Pacific Investments Ltd	Ireland
83.	JBS Aspelt S.à r.l.	Luxembourg
84.	JBS Asset Management Corp.	Delaware, United States
85.	JBS Australia Air Pty Limited Liability	Australia
86.	JBS Australia Finance 1 Pty. Ltd.	Australia
87.	JBS Australia Finance Pty. Ltd.	Australia
88.	JBS Australia Pty. Ltd.	Australia
89.	JBS Aves Ltda.	Brazil
90.	JBS B.V.	The Netherlands
91.	JBS Berg S.à r.l.	Luxembourg
92.	JBS Captive Insurance Company	Colorado, United States
93.	JBS Carriers, Inc.	Delaware, United States
94.	JBS Chile Limitada	Chile
95.	JBS Clervaux Finance S.à r.l.	Luxembourg
96.	JBS Confinamento Ltda.	Brazil
97.	JBS Durham UK Ltd	United Kingdom
98.	JBS Embalagens Metálicas Ltda.	Brazil
99.	JBS Empire, Inc.	Tennessee, United States
100.	JBS Finance II Ltd	Cayman Islands
101.	JBS Finance Luxembourg S.à r.l.	Luxembourg
102.	JBS Finco, Inc.	Delaware, United States
103.	JBS Food Canada ULC	Canada
104.	JBS Food Colombia S.A.S	Colombia
105.	JBS Food Trading (Shanghai) Ltd	China
106.	JBS Foods Ontario Inc.	Canada

107.	JBS Global Luxembourg S.à r.l.	Luxembourg
108.	JBS Global Meat Holdings Pty Ltd	Australia
109.	JBS Global UK Ltd	United Kingdom
110.	JBS Greenbay, Inc.	Delaware, United States
111.	JBS Holdco Australia Pty. Ltd.	Australia
112.	JBS Holding Brasil S.A.	Brazil
113.	JBS Investments Bantry Ltd	Ireland
114.	JBS Investments Cork Ltd	Ireland
115.	JBS Investments Dublin Ltd	Ireland
116.	JBS Investments Galway Ltd	Ireland
117.	JBS Investments Luxembourg S.à r.l.	Luxembourg
118.	JBS Japan	Japan
119.	JBS La Rochette Finance S.à r.l.	Luxembourg
120.	JBS Leather Argentina S.A.U.	Argentina
121.	JBS Leather Asia Limited Liability	Hong Kong
122.	JBS Leather International B.V	The Netherlands
123.	JBS Leather Paraguay Srl	Paraguay
124.	JBS Leather Uruguay S.A.	Uruguay
125.	JBS Live Pork, LLC	Delaware, United States
126.	JBS Luxembourg Company S.à r.l.	Luxembourg
127.	JBS Malta Finance Limited Liability	Malta
128.	JBS Meat Investments Pty. Ltd.	Australia
129.	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg
130.	JBS Meat UK Ltd	United Kingdom
131.	JBS Melwood UK Limited Liability	United Kingdom
132.	JBS Mersch S.à r.l.	Luxembourg
133.	JBS Packerland, Inc.	Delaware, United States

134.	JBS Plainwell, Inc.	Delaware, United States
135.	JBS Smallgoods Holdco Australia, Pty Ltd	Australia
136.	JBS Smallgoods Holdco Pty. Ltd.	Australia
137.	JBS Smallgoods Investments Pty. Ltd.	Australia
138.	JBS Souderton, Inc.	Pennsylvania, United States
139.	JBS Southern Australia Pty. Ltd.	Australia
140.	JBS Southern Holdco AU Pty. Ltd.	Australia
141.	JBS Southern Investments 1 Pty. Ltd.	Australia
142.	JBS Southern Investments 2 Pty. Ltd.	Australia
143.	JBS Toledo N.V	Belgium
144.	JBS Tolleson, Inc.	Arizona, United States
145.	JBS Trading Agent (Dongguan)	China
146.	JBS Trading USA, Inc.	Delaware, United States
147.	JBS USA Food Company	Delaware, United States
148.	JBS USA Food Company Holdings	Delaware, United States
149.	JBS USA Holding Lux S.à r.l.	Luxembourg
150.	JBS USA Leather, Inc.	Delaware, United States USA
151.	JBS USA Promontory Holdings I, LLC	Colorado, United States
152.	JBS USA Promontory Holdings II, LLC	Colorado, United States
153.	JBS USA Promontory I, LLC	Colorado, United States
154.	JBS USA Promontory II, LLC	Colorado, United States
155.	JBS USA Sanitation Corporation	Delaware, United States
156.	JBS Wisconsin Properties, LLC	Wisconsin, United States
157.	JFC, LLC	California, United States
158.	Kahula Pty. Ltd.	Australia
159.	King’s S.p.A.	Italy
160.	Kitchen Range Foods Ltd	United Kingdom

161.	Swift & Company International Sales Corp. (Korea Branch)	Korea
162.	Lap Foods Pty. Ltd.	Australia
163.	Mafrip - Matadouro Frigorífico S.A.	Brazil
164.	Marzolara Food Processing Srl	Italy
165.	Meadow Bank Hatchery Pty Ltd	Australia
166.	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
167.	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
168.	Meat Snack Partners do Brasil Ltda.	Brazil
169.	Meat Snacks Partner LLC	Wisconsin, United States
170.	Merit Provisions, LLC	Texas, United States
171.	Miller Brothers Co. Inc.	Utah, United States
172.	Mopac of Virginia, Inc.	Virginia, United States
173.	Morrison's Seafood Pty Ltd	Australia
174.	Moy Park Beef Orleans S.à.r.l	France
175.	Moy Park Bondco PLC Ltd	United Kingdom
176.	Moy Park France Holdings SAS	France
177.	Moy Park France SAS	France
178.	Moy Park Holdings Europe Ltd	United Kingdom
179.	Moy Park Ltd	United Kingdom
180.	Moy Park New Co Ltd	United Kingdom
181.	Moyer Distribution, LLC	Delaware, United States
182.	Nacrail, LLC	Delaware, United States
183.	Noon Products Ltd.	United Kingdom
184.	Normaclass S.A.	France
185.	Oak Grove, LLC	Iowa , United States
186.	Oakhouse Foods Ltd.	United Kingdom
187.	O'Kane Blue Rose NewCo 1 Ltd	United Kingdom

188.	O'Kane Poultry Ltd	United Kingdom
189.	Olympia Processing, LLC	Tennessee, United States
190.	Onix Investments UK Ltd	United Kingdom
191.	Oxdale Dairy Enterprise Pty Ltd	Australia
192.	P&H Investments 1 Pty. Ltd.	Australia
193.	P&H Investments 2 Pty. Ltd	Australia
194.	Penasul UK Ltd	United Kingdom
195.	PFS Distribution Company	Delaware, United States
196.	Pilgrim’s Food Masters Holdings Ltd	United Kingdom
197.	Pilgrim’s Food Masters Ireland Ltd.	Ireland
198.	Pilgrim’s Pride Malta Finance Limited Liability	Malta
199.	Pilgrim's Food Group Europe Limited	United Kingdom
200.	Pilgrim's Food Group Limited	United Kingdom
201.	Pilgrim's Food Masters UK Limited	United Kingdom
202.	Pilgrim's Food Pioneers Ltd	United Kingdom
203.	Pilgrim's Pride Affordable Housing Corp.	Nevada, United States
204.	Pilgrim's Pride Corporation	Delaware, United States
205.	Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia, United States
206.	Pilgrim's Pride Europe Limited	United Kingdom
207.	Pilgrim's Pride Finance, LLC	Delaware, United States
208.	Pilgrim's Pride Ltd	United Kingdom
209.	Pilgrim's Pride of Nevada, Inc.	California, United States
210.	Pilgrim's Pride S. de R.L de C.V	Mexico
211.	Pilgrim's Pride, LLC	Delaware, United States
212.	Pilgrim's Shared Services Ltd.	United Kingdom
213.	Pilgrim's UK Lamb Ltd	United Kingdom
214.	Pioneer Brands Limited	United Kingdom

215.	Plan Pro Restaurantes S.A. de C.V.	Mexico
216.	Planterra Holdings B.V.	The Netherlands
217.	Plumrose Holdings, Inc.	Colorado, United States
218.	Plumrose Limited	United Kingdom
219.	Plumrose USA, Inc	Colorado, United States
220.	Poppsa 3, LLC	Delaware, United States
221.	Poppsa 4, LLC	Delaware, United States
222.	PP Agnus Limited	United Kingdom
223.	PPC Marketing, Ltd.	Texas, United States
224.	PPC of Alabama, Inc.	Colorado, United States
225.	PPC Transportation Company	Delaware, United States
226.	PQP Holdings Limited	United Kingdom
227.	Premier Beehive Holdco Pty. Ltd.	Australia
228.	Premier Beehive NZ	New Zealand
229.	Primo Foods Pty Ltd.	Australia
230.	Primo Group Holdings Pty. Ltd.	Australia
231.	Primo Meats Admin Pty Ltd	Australia
232.	Primo Meats Pty. Ltd.	Australia
233.	Primo Retail Pty. Ltd.	Australia
234.	Principe America, LLC	Delaware, United States
235.	Principe di San Daniele S.p.A.	Italy
236.	Principe Foods, LLC	California, United States
237.	QMT General Partner Limited Liability	New Zealand
238.	QMT New Zealand Limited Liability Partnership	New Zealand
239.	Ready Mile Trucking Ltd	Canada
240.	Rigamonti Salumificio S.p.A	Italy
241.	Rivalea (Australia) Pty Ltd	Australia

242.	Rivalea Holdings Pty Limited Liability	Australia
243.	Rivercan	Uruguay
244.	Robotic Technologies Limited Liability	New Zealand
245.	Rocklabs Limited Liability	New Zealand
246.	Rollover Ltd.	United Kingdom
247.	Rye Valley Foods Ltd.	Ireland
248.	S&C Australia Holdco Pty. Ltd.	Australia
249.	S&C Australia Investments, Pty Ltd.	Australia
250.	S&C Resale Company	Delaware, United States
251.	Sampco Holdings, LLC	Georgia, United States
252.	Sampco LLC	Georgia, United States
253.	Sandstone Holdings S.à r.l.	Luxembourg
254.	Scott Automation a.s.	Czech Republic
255.	Scott Automation and Robotics Pty Ltd	Australia
256.	Scott Automation GmbH	Germany
257.	Scott Automation Limited Liability.	United Kingdom
258.	Scott Automation Ltd	New Zealand
259.	Scott Automation N.V.	Belgium
260.	Scott Automation SAS	France
261.	Scott LED Limited Liability	New Zealand
262.	Scott Systems (Qingdao) Co., Ltd	China
263.	Scott Systems International Inc.	Ohio, United States
264.	Scott Technology Americas Limited Liability	New Zealand
265.	Scott Technology Australia Pty Ltd	Australia
266.	Scott Technology Belgium bvba	Belgium
267.	Scott Technology Europe Limited Liability	New Zealand
268.	Scott Technology Limited Liability	New Zealand

269.	Scott Technology NZ Limited Liability	New Zealand
270.	Scott Technology USA Limited Liability	New Zealand
271.	Seara África Pty. Ltd.	South Africa
272.	Seara Alimentos Ltda.	Brazil
273.	Seara Arabia Food Industrial Company	Saudi Arabia
274.	Seara Comércio de Alimentos Ltda.	Brazil
275.	Seara Food Europe Holding B.V.	The Netherlands
276.	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates
277.	Seara Holdings (Europe) B.V.	The Netherlands
278.	Seara Holdings Ltda.	Brazil
279.	Seara Japan Ltd	Japan
280.	Seara Meats B.V.	The Netherlands
281.	Seara Middle East Foods Trading Company	Saudi Arabia
282.	Seara Middle East Wholesale and Retail Co. SPC	Kuwait
283.	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
284.	Seara Singapore Pte. Ltd	Singapore
285.	Servicios Administrativos Pilgrim's Pride S. de R.L de C.V	Mexico
286.	Seven Point Pork Pty Ltd	Australia
287.	Swift & Company International Sales Corp. (Shangai Branch)	China
288.	Sharonville Processing, LLC	Tennessee, United States
289.	SIA.MO.CI. Srl	Italy
290.	Skippack Creek Corp.	Delaware, United States
291.	Southern Hens, Inc.	Mississippi, United States
292.	Southern Ocean Trout Pty Ltd	Australia
293.	Springfield Hatcheries Pty Ltd	Australia
294.	Springs Smoked Salmon Pty Ltd	Australia
295.	Springs Smoked Seafoods Pty Ltd	Australia

296.	Spurway Foods Ltd.	United Kingdom
297.	Sunnyvalley Smoked Meats, Inc.	California, United States
298.	Surveyors Investments Pty Ltd	Australia
299.	Swift & Company International Sales Corp.	Colorado, United States
300.	Swift Australia (Southern) Pty. Ltd.	Australia
301.	Swift Beef Company	Colorado, United States
302.	Swift Brands Company	Colorado, United States
303.	Swift Pork Company	Colorado, United States
304.	Swift Refrigerated Food S.A de C.V	Mexico
305.	Swift Southern Investments Pty. Ltd.	Australia
306.	Swift Trading Shanghai Ltd.	China
307.	Tatiara Meat Company, Pty Ltd.	Australia
308.	Tatiara Meat Investments Pty. Ltd.	Australia
309.	To-Rico Distribution Ltd	Porto Rico, United States
310.	To-Rico Ltd	Porto Rico, United States
311.	TriOak Foods, LLC	Iowa, United States
312.	TriOak Grain, LLC	Iowa, United States
313.	Vivera B.V.	The Netherlands
314.	Vivera Topholding B.V.	The Netherlands
315.	Vivera UK Ltd	United Kingdom
316.	Vivera Vastgoed B.V.	The Netherlands
317.	Weddel Ltd	Canada
318.	White Stripe Foods Investment Holdings Pty Ltd	Australia
319.	White Stripe Foods Pty Ltd.	Australia
320.	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
321.	Wild Fork Holdings B.V.	The Netherlands
322.	Wonder Best Holding Co Ltd.	Hong Kong
323.	Zendaleather Co.	North Carolina, United States
324.	Zendaleather GmbH	Germany
325.	Zendaleather S.A de C.V	Mexico
326.	ZM Australia Pty. Ltd.	Australia